UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011 (June 1, 2011)

U-STORE-IT TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000
Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

On June 1, 2011, U-Store-It Trust held its 2011 Annual Meeting of Shareholders.  At the meeting, the shareholders voted on: (1) the election of seven trustees, (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011, (3) a non-binding, advisory vote regarding the compensation of our named executive officers and (4) a non-binding, advisory vote regarding the frequency of advisory votes on the compensation of our named executive officers.  The voting results on these proposals were as follows:

Proposal 1: Election of Seven Trustees

Trustee	Votes For	Withheld	Broker Non-Votes
William M. Diefenderfer III	75,400,400	972,725	12,331,830
Piero Bussani	75,436,540	936,585	12,331,830
Dean Jernigan	76,272,840	100,285	12,331,830
Marianne M. Keler	76,237,817	135,308	12,331,830
David J. LaRue	76,259,852	113,273	12,331,830
John F. Remondi	75,400,200	972,925	12,331,830
Jeffrey F. Rogatz	76,278,586	94,539	12,331,830

Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011

Votes For	Votes Against	Abstentions
87,631,281	1,009,127	65,547

Proposal 3: Advisory, non-binding vote on the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,990,156	2,272,929	110,040	12,331,830

Proposal 4: Advisory, non-binding vote on the frequency of shareholder advisory votes on the compensation of our named executive officers

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
62,098,543	2,013,049	11,532,258	729,275	12,331,830

Consistent with the greatest number of votes cast on this proposal, our Board of Trustees has determined to include in our proxy materials an advisory vote on the compensation of our named executive officers every year until the next required vote on the frequency of shareholder advisory votes on the compensation of named executive officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U-STORE-IT TRUST

By:	/s/Jeffrey P. Foster
Jeffrey P. Foster
Senior Vice President – Chief Legal Officer and Secretary

Date:  June 2, 2011